AGENCY AGREEMENT

     THIS AGREEMENT made the 3rd day of July, 1996, by and between THE OMNI INVESTMENT FUND, a business trust existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 53 West Jackson Boulevard, Suite 818, Chicago, Illinois 60604 (the "Trust"), and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 1055 Broadway, Kansas City, Missouri 64105 ("DST"):

                               WITNESSETH:

     WHEREAS, the Trust desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     DOCUMENTS TO BE FILED WITH APPOINTMENT.

       In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Trust, there will be filed with DST the following documents:

       A. A certified copy of the resolutions of the Board of Trustees of the Trust appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign stock certificates, if any, and give written instructions and requests on behalf of the Trust;

      B. A certified copy of the Agreement and Declaration of Trust of the Trust and all amendments thereto;

      C.     A certified copy of the Bylaws of the Trust;
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      D.     Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

      E. Specimens of the signatures of the officers of the Trust authorized to sign stock certificates and individuals authorized to sign written instructions and requests;

       F.     An opinion of counsel for the Trust with respect to:

               (1) The Trust's organization and existence under the laws of its state of organization,
               (2) The status of all shares of stock of the Trust covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute, and
               (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

2.     CERTAIN REPRESENTATIONS AND WARRANTIES OF DST.

       DST represents and warrants to the Trust that:

       A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.
       B.     It is duly qualified to carry on its business in the State of
              Missouri.
       C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.
       D.     It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934.
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       E.     All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.
       F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.     CERTAIN REPRESENTATIONS AND WARRANTIES OF THE TRUST.

        The Trust represents and warrants to DST that:

        A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.
        B. It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.
        C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of the Trust being offered for sale.
        D. All requisite steps have been and will continue to be taken to register the Trust's shares for sale in all applicable states and such registration will be effective at all times shares are offered for sale in such state.
        E. The Trust is empowered under applicable laws and by its Agreement and Declaration of Trust and Bylaws to enter into and perform this Agreement.

4.     SCOPE OF APPOINTMENT.

       A.      Subject to the conditions set forth in this Agreement, the
               Trust hereby appoints DST as Transfer Agent and Dividend
               Disbursing Agent.
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       B.      DST hereby accepts such appointment and agrees that it will act as the Trust's Transfer Agent and Dividend Disbursing Agent.
               DST agrees that it will also act as agent in connection with the Trust's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.
       C.      The Trust agrees to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.  DST shall have no responsibility or liability for the contents of shareholder account records not received by DST, nor for Adverse Consequences, as hereinafter defined, directly or indirectly arising out of or resulting from or contributed to by the absence of such records.
       D.      DST, utilizing TA2000 (TRADEMARK), DST's computerized data processing system for securityholder accounting (the "TA2000
               (TRADEMARK) System"), will perform the following services as transfer and dividend disbursing agent for the Trust, and as agent of the Trust for shareholder accounts thereof, in a
               timely manner: issuing (including countersigning), transferring and canceling share certificates; maintaining all shareholder accounts; providing transaction journals; preparing shareholder meeting lists, mailing proxies and proxy materials, receiving and tabulating proxies, certifying the shareholder votes of the
               Trust; mailing shareholder reports and prospectuses;
               withholding, as required by federal law, taxes on shareholder accounts, disbursing
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               income dividends and capital gains distributions to
               shareholders, preparing, filing and mailing U.S. Treasury
               Department Forms 1099, 1042 and 1042S and performing and paying backup withholding as required for all shareholders; preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Trust and other confirmable transactions in shareholders' accounts; recording reinvestment of dividends and distributions in shares of the Trust; providing or making available on-line daily and monthly reports as provided by the TA2000 (TRADEMARK) System and as requested by the Trust or its management company; maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by the Trust to account for all transactions in the Trust shares, calculating the appropriate sales charge with respect to each purchase of the Trust shares as set forth in the prospectus for the Trust, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to DST by the Trust's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such
              dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with the Trust's instructions; and processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by the Trust or its agents), and causing exchanges of shares to be executed in accordance with the Trust's instructions and prospectus and the general exchange privilege application.
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       E.     At the request of Trust, DST shall use reasonable efforts to provide the services set forth in Section 4.D. other than through DST's usual methods of and procedures to utilize the TA2000 (TRADEMARK) System, that is by using methods and procedures other than those usually employed by DST to perform services requiring more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 (TRADEMARK) System, or which provides information to DST after the commencement of the nightly processing cycle of the TA2000 (TRADEMARK) System, thereby decreasing the effective time for performance by DST (the "Exception Services").

       F. The Trust shall have the right to add new series to the TA2000 (TRADEMARK) System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

       G. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Trust's instructions, prospectus or application as amended from time to time, for the Trust provided (i) DST is advised in advance by the Trust of any changes therein and (ii) the TA2000 (TRADEMARK) System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 (TRADEMARK) System or the operations as requested by the Trust requires an enhancement or modification to the TA2000 (TRADEMARK) System or to operations as presently conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 (TRADEMARK) System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Trust of the amount of such increase and if the Trust elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

5.  LIMIT OF AUTHORITY.

   Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Trust, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

   In case of such increase the Trust will file with DST:

   A. If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of the Trust increasing the authority of DST;
   B. A certified copy of the amendment to the Agreement and Declaration of Trust of the Trust authorizing the increase of stock;
   C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;
   D.  Opinion of counsel for the Trust stating:
        (1) The status of the additional shares of stock of the Trust under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and
       2. That the additional shares are, or when issued will be, validly issued, fully paid and nonassessable.

6.  COMPENSATION AND EXPENSES.

    A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Trust will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable billable expenses, charges, counsel fees, and other disbursements ("Compensation and Expenses") incurred in connection with the agency. Such compensation is set forth in a separate schedule agreed to by the Trust and DST, a copy of which is attached hereto as Exhibit A. If the Trust has not paid such Compensation and Expenses to DST within a reasonable time, DST may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement.

    B. The Trust also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees, outside printing and mailing firms (including Output Technologies SRI Group, Inc.), magnetic tapes, reels or cartridges (if sent to the Trust or to a third party at the Trust's request) and. magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Trust's request at the Trust's or a third party's premises, telecommunications equipment, telephone/telecommunication lines between the Trust and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, and National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid by DST. The Trust agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Trust will be promptly reimbursed by the trust.

    C.  Amounts due hereunder shall be due and paid on or before the thirtieth
        (30th) business day after receipt of the statement therefor by the Trust (the "Due Date"). The Trust is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Trust shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of that rate announced from time to time by State Street Bank and Trust Company as its "Prime Rate" plus three (3) percentage points times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by DST divided by 365. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due.

       Acceptance of such late charge shall in no event constitute a waiver of the Trust's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

   D. In the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to the Trust documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

   E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:

       (1) In the first day of each new term, in accordance with the "Fee Increases" provision in Exhibit A;

       (2) DST may increase the fees and charges set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

       (3) DST may charge for additional features of TA2000 (TRADEMARK) System used by the Trust which features are not consistent with the Trust's current processing requirements; and

       (4) In the event DST, at the Fund's request or direction, performs Exception Services, DST shall be entitled to increase the fees and charges for such Exception Services from those set forth on Exhibit A to the extent such Exception Services increase DST's cost of performance.

    If DST notifies the Trust of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Trust's aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation.

    If DST notifies the Trust of an increase in fees or charges under subparagraphs (3) and (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new Trust feature.

7.  OPERATION OF DST SYSTEM.

    In connection with the performance of its services under this Agreement, DST is responsible for such items as:

    A. That entries in DST's and the Trust's records on the TA2000(TRADEMARK) System created by DST reflect the orders, instructions, and other information received by DST from broker-dealers, shareholders, the Trust, the Trust's principal underwriter, distributor, manager or investment adviser;

    B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Trust's records on the TA2000 (TRADEMARK) System;

    C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions and approvals received from the Trust and the data in the Trust's records on the TA2000 (TRADEMARK) System;

    D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from dealers, shareholders, or representatives of the Trust or the Trust's principal underwriter, distributor, investment adviser or manager and the data in the Trust's records on the TA2000 (TRADEMARK) System;

    E. The deposit daily in the Trust's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares;

    F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not assume one hundred percent (100 percent) responsibility for losses resulting from "as ofs" due to clerical errors or misinterpretations of shareholder instructions, but DST will discuss with the Trust DST's accepting liability for an "as of" on a case-by-case basis and may accept financial responsibility for a particular situation resulting in a financial loss to the Trust where DST in its discretion deems that to be appropriate;

    G. The requiring of proper forms of instructions, signatures and Signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Trust, its investment adviser or principal underwriter, or its or DST's counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

    H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any; and

    I. The maintenance of a current, duplicate set of the Trust's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.  INDEMNIFICATION.

    A. DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services as Transfer Agent in accordance with Section 17A of the Securities Exchange Act of 1934, and the rules and regulations thereunder. In the, absence of bad faith, willful misfeasance, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations arising directly or indirectly out of the actions or omissions to act of DST-unaffiliated third parties), reckless disregard of the performance of its duties, or gross negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment or mistake of law made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures, copies of which have been provided to the Trust and reviewed and approved by the Trust's counsel, as amended from time to time with approval of DST's counsel, or for any deviation therefrom approved by the Trust or DST counsel.

    B. DST shall not be responsible for, and the Trust shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (the "Adverse Consequences") which may be asserted against DST or for which DST may be held to be liable, arising out of or attributable to:

        (1) All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in good faith and with reasonable diligence;

        (2) The Trust's refusal or failure to comply with the terms of this Agreement, the Trust's negligence or willful. misconduct, or the breach of any representation or warranty of the Trust hereunder;

        (3) The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Trust in writing (see Exhibit B) from time to time as authorized to give instructions on its behalf or persons reasonably believed by DST to be representatives of the Trust's investment adviser, sponsor, principal underwriter, distributor or manager or DST's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Trust, its investment adviser, its sponsor, its principal underwriter, its distributor or its manager;

       (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered;

       (5) The offer or sale of the Trust's shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST's failure to comply with written instructions of the Trust or of any officer of the Trust that no offers or sales be input into the Trust's securityholder records in or to residents of such state);

       (6) The Trust's errors and mistakes in the use of the TA2000 (TRADEMARK) System, the data center, computer and related equipment used to access the TA2000 (TRADEMARK) System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

       (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, the Trust's records, shareholder and other records, delivered to DST hereunder by the Trust or its prior agent(s); and

       (8)  Actions or omissions to act by the Trust or agents set forth in
            Section 8.A.(3) or otherwise designated by the Trust with respect to duties assumed thereby as provided for in Section 21 hereof.

       (9) DST's performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence.

C. Except where DST is entitled to indemnification under Section 8.B. hereof and with respect to "as ofs" set forth in Section 7.F., DST shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to DST's failure to comply with the terms of, failure to perform or to fulfill in accordance with the standard of care set forth in
Section 8.A. hereof, DST's duties and obligations under, or material breach of any representation or warranty of DST under, this Agreement.

D. EXCEPT FOR VIOLATIONS OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent, with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

9.  CERTAIN COVENANTS OF DST AND THE TRUST.

    A. All requisite steps will be taken by the Trust from time to time when and as necessary to register the Trust's shares for sale in all states in which the Trust's shares shall at the time be offered for sale and require registration. If at any time the Trust will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Trust's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Trust's shares, the Trust will give prompt notice thereof to DST.

    B. DST hereby agrees to perform such transfer agency functions as are set forth in Sections 4.D. and 4.E. of this Agreement and to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such forms and devices, and to carry such insurance as it considers adequate and reasonably available.

    C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Trust and will be preserved and will be surrendered promptly to the Trust on request.

    D. DST agrees to furnish the Trust annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other publicly available financial information reasonably requested by the Trust. The annual financial statements will be certified by DST's certified public accountants.

    E. DST represents and agrees that it will use reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and to continue to modernize and improve.

    F. DST will permit the Trust and its authorized representatives to make periodic inspections of its operations as such would involve the Trust at reasonable times during business hours.

    G. DST agrees to use its best efforts to provide in Kansas City at the Trust's expense two (2) man weeks of training for the Trust's personnel in connection with use and operation of the TA2000 (TRADEMARK) System. All travel and reimbursable expenses incurred by the Trust's personnel in connection with and during training at DST's Facility shall be borne by the Trust. At the Trust's option and expense, DST also agrees to provide an additional two (2) man weeks of training at the Trust's facility for the Trust's personnel in connection with the conversion to the TA2000 (TRADEMARK) System. Reasonable travel, per them and reimbursable expenses incurred by DST personnel in connection with and during training at the Trust's facility or in connection with the conversion shall be borne by the Trust.

10.  RECAPITALIZATION OR READJUSTMENT.

     In case of any recapitalization, readjustment or other change in the capital structure of the Trust requiring a change in the form of stock certificates, DST will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

     A.  Written instructions from an officer of the Trust;

     B. Certified copy of the amendment to the Agreement and Declaration of Trust or other document effecting the change;

     C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

     D. Specimens of the new certificates in the form approved by the Board of Trustees of the Trust, with a certificate of the Clerk of the Trust as to such approval;

     E.  Opinion of counsel for the Trust stating:

         (1) The status of the shares of stock of the Trust in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

         (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

11.  STOCK CERTIFICATES. THE TRUST WILL NOT ISSUE STOCK CERTIFICATES.

12.  DEATH, RESIGNATION OR REMOVAL OF SIGNING OFFICER.

    The Trust will file promptly with DST written notice of any change in the officers authorized to sign stock certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of the Trust who will have signed manually or whose facsimile signature will have been affixed to blank stock certificates will die, resign, or be removed prior to the issuance of such certificates, DST may issue or register such stock certificates as the stock certificates of the Trust notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Trust in writing. In the absence of such direction, the Trust will file promptly with DST such approval, adoption, or ratification as may be required by law.

13.  FUTURE AMENDMENTS OF CHARTER AND BYLAWS.

    The Trust will promptly file with DST copies of all material amendments to its Agreement and Declaration of Trust or Bylaws made after the date of this Agreement.

14.  INSTRUCTIONS, OPINION OF COUNSEL AND SIGNATURES.

    At any time DST may apply to any person authorized by the Trust to give instructions to DST, and may with the approval of a Trust officer consult with legal counsel for the Trust or its own legal counsel at the expense of the Trust, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. It will also be protected in recognizing stock certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15.  FORCE MAJEURE AND DISASTER RECOVERY PLANS.

    A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction or any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, -terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

    B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided the Trust is paying its pro rata portion of the charge therefor, DST would, in event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000 (TRADEMARK) System containing the designated the Trust data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

    C. DST also currently maintains, separate from the area in which the operations which provides the services to the Trust hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. No guarantee can or is being made that such Crisis Management Center includes enough equipment to fully support all DST full service transfer agency activities. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

16.  CERTIFICATION OF DOCUMENTS.

    The required copy of the Agreement and Declaration of Trust of the Trust and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Agreement and Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Trust, will be certified by the Clerk or an Assistant Clerk of the Trust under the Trust's seal.


17.  RECORDS.

    DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

18.  DISPOSITION OF BOOKS AND RECORDS.

    DST may send periodically to the Trust, or to where designated by the Clerk or an Assistant Clerk of the Trust, all books, documents, and records no longer deemed needed for current purposes, upon the understanding that such books, documents and records will be maintained by the Trust under and in accordance with the requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934. Such materials will not be destroyed by the Trust without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19.  PROVISIONS RELATING TO DST AS TRANSFER AGENT.

    A. DST will make original issues of stock certificates upon written request of an officer of the Trust and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in subparagraphs LD. and G. of this Agreement, any documents required by Sections 5. or 10. of this Agreement, and necessary Trusts for the payment of any original issue tax.

    B. Before making any original issue of certificates the Trust will furnish DST with sufficient funds to pay all required taxes on the original issue of the stock, if any. The Trust will furnish DST such evidence as may be required by DST to show the actual value of the stock. If no taxes are payable DST will be furnished with an opinion of outside counsel to that effect.

    C. Registered ownership of shares of stock will be transferred and the registration of new unissued shares will be effectuated, or unissued shares of stock accepted for redemption and payment remitted therefor, or book entry transfer be effected, upon receipt by DST of instructions deemed by DST properly endorsed Tor transfer or redemption accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and the Trust in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

    D. DST will issue and mail subscription warrants, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Trust and such other documents as DST deems necessary.

    E. DST will supply a shareholder's list to the Trust for its annual meeting upon receiving a request from an officer of the Trust. It will also, at the expense of the Trust, supply lists at such other times as may be requested by an officer of the Trust.

    F. Upon receipt of written instructions of an officer of the Trust, DST will, at the expense of the Trust, address and mail notices to shareholders.

    G. In case of any request or demand for the inspection of the stock books of the Trust or any other books in the possession of DST, DST will endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

20.  PROVISIONS RELATING TO DIVIDEND DISBURSING AGENCY.

    A. DST will, at the expense of the Trust, provide a special form of check containing the imprint of any device or other matter desired by the Trust. Said checks must, however, be of a form and size convenient for use by DST.
    B. If the Trust desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Trust.

    C. If the Trust desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Trust; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Trust.

    D. DST shall establish and maintain on behalf of the Trust one or more deposit accounts as Agent for the Trust, into which DST shall deposit the funds DST receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks against such accounts.

    E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21.  ASSUMPTION OF DUTIES BY THE TRUST OR AGENTS DESIGNATED BY THE TRUST.

    A. The Trust or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in
        Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 (TRADEMARK) System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Trust, said assumption to be embodied in writing to be signed by both parties.

    B. To the extent the Trust or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and. is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

    C. Initially the Trust or its designees shall be responsible for answering and responding to phone calls from shareholders and broker-dealers, including without limitation forwarding
        "transaction-related" calls to DST via speed-dialing or any other mutually satisfactory means.

22.  TERMINATION OF AGREEMENT.

    A. This Agreement shall be in effect for an initial period of five (5) years and thereafter may be terminated by either party upon receipt of one (1) year's written notice from the other party, provided, however, that the effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end.

    B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

        (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns;

        (2) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

    C. In the event of termination, the Trust will promptly pay DST all amounts due to DST hereunder. In addition, if this Agreement is terminated by the Trust for any reason other than those set forth in Sections 22.B. hereof, then the Trust shall pay to DST a termination fee equal to the lesser of (i) the aggregate of the fees charged to the Trust during the previous six (6) calendar months preceding receipt of the notice or (ii) the average monthly fee over the preceding six (6) months times the number of months remaining in the then current term after termination. If the Trust shall not have been billed for six (6) months before termination, the average monthly fee shall be calculated by dividing the aggregate fees charged to the Trust during whatever period it was billed by the number of months in that period and that average monthly fee shall be multiplied by six
        (6) in order to determine the aggregate fees in subparagraph 22.C.(i). In any event, the effective date of any deconversion as a result of termination hereof shall not occur during the period from December 15th through March 30th of any year to avoid adversely impacting year end.

    D. In the event of termination, DST will use reasonable efforts to transfer the records of the Trust to the designated successor transfer agent, to provide reasonable assistance to the Trust and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

23  CONFIDENTIALITY.

    A.  DST agrees that, except as provided in the last sentence of
        Section 19.J. hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Trust or its shareholders or shareholder accounts ("Trust Confidential Information") and will not disclose the same to any person except at the request or with the consent of the Trust or, with respect to information pertaining to securityholder accounts, pursuant to subpoena.

    B. The Trust agrees to keep confidential all financial statements and other financial records (other than statements and records relating solely to the Trust's business dealings with DST) and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

    C. (1) The Trust acknowledges that DST has proprietary rights in and to the TA2000 (TRADEMARK) System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 (TRADEMARK) System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential Information") which the Trust's access to the TA2000 (TRADEMARK) System or computer hardware or software may permit the Trust or its employees or agents to become aware of or to access and that the DST Confidential Information constitutes confidential material and trade secrets of DST. The Trust agrees to maintain the confidentiality of the DST Confidential Information.

        (2) DST and the Trust each acknowledges that any unauthorized use, misuse, disclosure or taking of Confidential Information of the other which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. DST and the Trust each will advise all of its employees and agents who have access to any Confidential Information of the other or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

        (3) DST and the Trust each acknowledges that disclosure of the other's Confidential Information may give rise to an irreparable injury to the other inadequately compensable in damages.
            Accordingly, the party whose Confidential Information is being, has been or will be disclosed may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and DST and the Trust each consents, upon a proper showing that disclosure of Confidential Information of the other has occurred or is reasonably likely to occur in the future based on current conditions, to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

24.  CHANGES AND MODIFICATIONS.

    A. During the term of this Agreement DST will use on behalf of the Trust without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 (TRADEMARK) System in the normal course of its business and which are applicable to functions and features offered by the Trust, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Trust agrees to pay DST promptly for modifications and improvements which are charged for separately at the rate provided for in DST's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

    B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Trust will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Trust in using or employing the TA2000 (TRADEMARK) System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Trust is given thirty (30) days prior notice to allow the Trust to change its procedures and DST provides the Trust with revised operating procedures and controls.

    C. All enhancements, improvements, changes, modifications or new features added to the TA2000 (TRADEMARK) System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

25.  SUBCONTRACTORS.

    Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne delivery services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

26.  LIMITATIONS ON LIABILITY.

     A. If the Trust is comprised of more than one Portfolio, Fund or Series (each a "Portfolio") each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Trust shall be deemed to relate solely to the particular

         Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

     B. Notice is hereby given that a copy of the Trust's Agreement and Declaration of Trust and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of the Trust by the undersigned duly authorized representative of the Trust in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer or shareholder of the Trust individually.

27.  MISCELLANEOUS.

    A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

    B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

    C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

    D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

    E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

    F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain The particular part, term or provision held to be illegal or invalid.

    H. Except as otherwise provided in Section 27.N. of this Agreement, this Agreement may not be assigned by either DST or the Trust without the prior written consent of the other party.

    I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Trust and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Trust. This Agreement is between DST and the Trust and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

    J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

    K. The failure of either party to insist, upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such tern-is, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

    L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

    M. All notices, consents and other communications to be given hereunder shall be in writing and deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

        If to DST:
                          DST Systems, Inc.
                      1055 Broadway, 7th Floor
                     Kansas City, Missouri  64105
            Attention: Senior Vice President-Full Service
                   Facsimile No.: (816) 435-3455

With a copy of non-operational notices to:

                          DST Systems, Inc.
                      1055 Broadway, 9th Floor
                    Kansas City, Missouri  64105
                     Attention:  Legal Department
                    Facsimile No.: (816) 435-8630

If to the Trust:

                       The Omni Investment Fund
                 53 West Jackson Boulevard, Suite 818
                       Chicago, Illinois  60604
                     Attention:  Gregory E. Wolf
                    Facsimile No.: (312) 922-0418

        or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

    N. This Agreement may be assigned by DST to Investors Fiduciary Trust Company ("IFTC"), a wholly-owned subsidiary of State Street Bank and Trust Company, by providing to the Trust a written notice of assignment including IFTC's written acceptance of all of DST's rights and obligations under this Agreement. In event of such assignment, "DST Systems, Inc." and "DST" wherever they appear- in the Agreement shall be deemed, and it shall be as if they were, deleted and replaced by "Investors Fiduciary Trust Company" and "IFTC," respectively. Notwithstanding anything herein to the contrary, the Trust acknowledges that, in the event of the foregoing, IFTC shall be entitled to, and will, subcontract certain of IFTC's obligations hereunder to DST and that the Trust's indemnifications hereunder of IFTC shall extend to and include DST.

    0. The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained herein and the provisions of Section 8 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

                                            DST SYSTEMS, INC.



                                            By:   Kenneth V. Hager
                                            Title:Vice President and
                                                  Chief Financial Officer



                                            THE OMNI INVESTMENT FUND



                                            By:   Gregory E. Wolf
                                            Title:Treasurer

                                                       EXHIBIT A
                                                FEE SCHEDULE, p.1

                         DST SYSTEMS, INC.
                            OMNI FUND
                    TRANSFER AGENCY FEE SCHEDULE
                           MARCH 7, 1996


A.  ACCOUNT FEES -FN1

    OPEN ACCOUNTS:

    February 1, 1996 through January 31, 1997:   $15.05 per account per year
    February 1, 1997 through January 31, 1998:   $15.65 per account per year

    CLOSED ACCOUNTS:

    February 1, 1996 through January 31, 1997:    $3.00 per account per year
    February 1, 1997 through January 31, 1998:    $3.05 per account per year

B.  DST PROCESSED TRANSACTION FEES

    NEW ACCOUNT SET UP (OVER 15 PERCENT ANNUAL GROWTH):

      Manual:

      February 1, 1996 through January 31, 1997:   $2.50
      February 1, 1997 through January 31, 1998:   $2.75

      Automated/Uploaded New Account Set Up (Useable):   $1.75
      NSCC New Account Set Up:                           $1.50

      SHAREHOLDER/BROKER DEALER CALLS (INBOUND/OUTBOUND):

      Calls Answered Within 20 Seconds Standard:

      February 1, 1996 through January 31, 1997:         $1.75
      February 1, 1997 through January 31, 1998:         $2.00
----------------------------------------------------------------------------
FN1 - The foregoing account fees are subject to an annual minimum of $33,000.00 in fees across the entire complex. Thus, if Berger Associates, Inc. becomes the principal investment adviser to the Fund, the minimum shall not apply at any time the total account fees from the Berger complex exceeds $33,000.00.

                                                            EXHIBIT A
                                                   FEE SCHEDULE, p. 2

      Calls Not Answered Within 20 Second Standard:

      February 1, 1996 through January 31, 1997:         $1.50
      February 1, 1997 through January 31, 1998:         $1.75

      Confirmed Orders/Wire Orders/Omnibus Account Transactions:

      February 1, 1996 through January 31, 1997:         $2.80
      February 1, 1997 through January 31, 1998:         $2.90

      Audio Response:

      February 1, 1996 through January 31, 1997:         $.20/call
      February 1, 1997 through January 31, 1998:         $.22/call

C.  SHAREOWNER CHARGES

     Fiduciary Trustee Fees:

     IRAs/SEPs:                   $12.00 per account per year
     Qualified Plans:             $25.00 per social security number per plan

D.  OPTIONAL SERVICES

     Automated Financial Intermediary
       Interface (Schwab) - (Note:  To be
       negotiated for additional interfaces): $600 per month
       Asset Allocation:                      $2.40 per nucleus account per
                                                    year
     Asset Reallocation:                      $.25 per nucleus account per
                                                    cycle
    Contingent Deferred Sales
      Charge/Sharelot Accounting:             $1.85 per account per year
      12b-1 Processing:                       $ .15 per open and closed
                                                    account per cycle
    State Withholding:                        $2.00 per applicable account per
                                                    year
    Fulfillment Calls:                        $2.35
    *Sales and Management Information
     Information System (SAMIS):
       Mainframe Hardcopy Reporting:          $250 per month per applicable
                                                   portfolio
       PC Based Remote SAMIS:                 $1,500 per month for the
                                                   relationship
     Investor Facility:                       $2.40 per master account with
                                                    multiple linked accounts
                                                    per year
*  Subject to change with 60 days prior notice.
PAGE

                                                          EXHIBIT A
                                                          FEE SCHEDULE, p.3

   Average Cost System:              $5,000 per year of history converted
                                     $.25 per account per year
     *Mainframe Programming:
         Dedicated Programming:
            Mainframe Programmer:    $98,000 per year
            Client Services
              Technical Support:     $62,000 per year
            IWS/AWD Programming:     $125,000 per year
         On Request:
            Mainframe Programmer:    $75 per hour
            Client Services
               Technical Support:    $55 per hour
            IWS/AWD Programming:     $100 per hour
     *Business Analysis:
         Senior Staff Support:       $55 per hour
         Staff Support:              $35 per hour
         Clerical Support:           $28 per hour
      Escheatment Costs:             As Incurred

NOTES TO THE ABOVE FEE SCHEDULE

FEE INCREASES

The fees and charges set forth in this Exhibit A shall increase annually upon each February 1st, commencing with the fees to be charged effective February 1, 1998, over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Consumer Price Index in the Kansas City, Missouri-Kansas Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred.

OPEN AND CLOSED ACCOUNTS FEES

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Trust, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

*  Subject to change with 60 days prior notice.

                                                                     EXHIBIT A
                                                            FEE SCHEDULE, p. 4
REIMBURSABLE EXPENSES

   Forms
   Postage (to be paid in advance if so requested)
   Outside Mailing Services
   Computer Hardware
   Telecommunications Equipment
   Magnetic Tapes, Reels or Cartridges
   Magnetic Tape Handling Charges
   Microfiche/Microfilm
   Freight Charges
   Proxy Processing - per proxy mailed, not including postage - includes:
                      Proxy Card
   Printing
   Outgoing Envelope
   Return Envelope
   Tabulation
   T.I.N. Certification (W-8 & W-9) - (Postage associated with return envelope is included)


N.S.C.C. Communications Charge
  (Trust/Serv and Networking):     Currently $1,200.00 per Trust per Year

Off-site Record Storage:

Second-Site Disaster               Currently $.07 (Guaranteed Not to
 Backup Fee (Per Account)            Exceed $.11 Through 12/31/97)

Transmission of Statement Data
  for Remote Processing:           Currently $.035 per record

Travel, Per Diem and Other Re-Billable
  Expenses Incurred by DST Personnel
  Traveling to, at and from the Trust at
  the Request of the Trust:

                                                                     EXHIBIT B
                                                          AUTHORIZED PERSONNEL

Pursuant to Section 8.A. of the Agency Agreement between The Omni Investment Fund (the "Trust") and DST (the "Agreement"), the Trust authorizes the following Trust personnel to provide instructions to DST, and receive inquiries from DST in connection with the Agreement:

                   NAME                        TITLE

________________________________________   _______________________________
________________________________________   _______________________________
________________________________________   _______________________________
________________________________________   _______________________________
________________________________________   _______________________________
________________________________________   _______________________________

This Exhibit may be revised by the Trust by providing DST with a substitute Exhibit B. Any such substitute Exhibit B shall become effective twenty-four
(24) hours after DST's receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:

DST SYSTEMS, INC.                        THE OMNI INVESTMENT FUND



By:                                       By:
Title:                                    Title:
Date:                                     Date: